Exhibit 2.5

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of September 16, 2013 (the “Second Supplemental Indenture”), among Embraer Overseas Limited, a Cayman Islands exempted company incorporated with limited liability (herein called the “Company”), having its principal office at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, Embraer S.A. (formerly Embraer – Empresa Brasileira de Aeronáutica S.A.), a company organized under the laws of the Federative Republic of Brazil (herein called the “Guarantor”), having its principal office at Avenida Brigadeiro Faria Lima, 2170, 12227-901, São José dos Campos, São Paulo State, Brazil, and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”), having its principal corporate trust office at 101 Barclay Street, Floor 7E, New York, New York 10286.

WITNESSETH:

WHEREAS, the Company, the Guarantor and the Trustee are party to an Indenture, dated as of October 8, 2009 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of October 8, 2009, among the Company, the Guarantor and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture the “Indenture”) providing for the issuance of an aggregate principal amount of $500,000,000 6.375% Notes due 2020 of the Company (the “Notes”);

WHEREAS, the Company and the Guarantor have solicited consents (the “Consent Solicitation”) to amend the terms of certain of the covenants and related definitions and events of default set forth in the First Supplemental Indenture (the “Amendments”) as more fully described in the exchange offering memorandum and letter of transmittal and consent, both dated August 28, 2013;

WHEREAS, pursuant to Section 9.2 of the Base Indenture and in connection with the Consent Solicitation, the Company and the Guarantor have received the written consent of at least a majority in aggregate principal amount of the outstanding Notes to permit the Amendments;

WHEREAS, the parties hereto desire to amend the First Supplemental Indenture pursuant to Subsection 9.2 of the Base Indenture in connection with exchange offer described in the exchange offering memorandum dated August 28, 2013 (the “Offering Memorandum”);

WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this Second Supplemental Indenture to eliminate certain restrictive covenants and events of default in the First Supplemental Indenture;

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done;

WHEREAS, all other conditions precedent to the execution of this Second Supplemental Indenture have been complied with; and

WHEREAS, each party hereto has duly authorized the execution and delivery of this Second Supplemental Indenture.

NOW, THEREFORE, pursuant to subsection 9.2 of the Base Indenture, the parties hereto are executing and delivering this Second Supplemental Indenture in order to amend the provisions of the First Supplemental Indenture in the manner set forth below and consistent with the description of such amendments in the Offering Memorandum.

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as defined therein. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

ARTICLE II

SECTION 2.1. Effectiveness and Effect. This Second Supplemental Indenture supplements the First Supplemental Indenture and shall be a part of and subject to all of the terms hereof. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. This Second Supplemental Indenture shall take effect on the date hereof. The First Supplemental Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.

ARTICLE III

SECTION 3.1. Amendments to the First Supplemental Indenture. The First Supplemental Indenture is hereby amended as follows:

(a) Amendment to Section 3.4 of the First Supplemental Indenture:

Section 3.4 of the First Supplemental Indenture is deleted in its entirety and replaced with the following:

Section 3.4. [RESERVED]

(b) The following Section is included in Article 3 of the First Supplemental Indenture:

Section 3.5. Sections 5.1.4, 5.1.5 and 10.6 of the Base Indenture are inapplicable to the Notes.

ARTICLE IV

SECTION 4.1. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Second Supplemental Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Second Supplemental Indenture and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Second Supplemental Indenture.

SECTION 4.2. Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.3. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor.

SECTION 4.4. Headings. The headings of the Articles and the Sections in this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 4.5. Successors. All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

SECTION 4.6. Counterparts. This Second Supplemental Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

ARTICLE V

SECTION 5.1. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

EMBRAER OVERSEAS LIMITED

By:	/s/ José Antonio A. Filippo
	Name:	José Antonio A. Filippo
	Title:	Director

By:	/s/ Marcio Almeida Libanio
	Name:	Marcio Almeida Libanio
	Title:	Director

EMBRAER S.A.

By:	/s/ Frederico P. Fleury Curado
	Name:	Frederico P. Fleury Curado
	Title:	President and CEO

By:	/s/ José Antonio A. Filippo
	Name:	José Antonio A. Filippo
	Title:	Executive Vice President and CFO

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michelle Drinkard
	Name:	Michelle Drinkard
	Title:	Vice President

SUPPLEMENT TO 2020 INDENTURE